Exhibit 99.1

             BJ's Restaurants, Inc. Opens in Bakersfield, California

     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Oct. 11, 2006--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its newest BJ's Restaurant & Brewhouse in Bakersfield, California on October 10, 2006. The approximately 8,500 square foot freestanding restaurant is located in the Shops at Riverwalk at 10750 Stockdale Highway. The restaurant has seating for 270 guests with hours of operation from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

     "We are extremely pleased to open in Bakersfield, California," commented Jerry Deitchle, President and CEO. "Our first day sales were exceptional and our management, service and kitchen teams did an outstanding job executing the concept for our guests. The Bakersfield restaurant represents our eighth new restaurant opening during 2006 and, with three restaurants currently under construction, we remain on track to achieve our stated goal to open as many as 11 new restaurants this year."

     Additionally, the Company continues to target 2007 capacity growth of 20% to 25%, measured in terms of total restaurant operating weeks and has signed leases or letters of intent on hand to open as many as 13 new restaurants during 2007.

     BJ's Restaurants, Inc. currently owns and operates 52 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates eleven microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (7), Arizona (4), Oregon (3), Colorado (2) and Nevada (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 52 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     CONTACT: BJ's Restaurants, Inc.
              Greg Levin, 714-848-3747, ext. 240